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                                                                       EXHIBIT 5

             [DANKENBRING GREIMAN OSTERHOLT & HOFFMANN LETTERHEAD]

                                                      February 3, 1999



Laser Vision Centers, Inc.
540 Maryville Centre Drive, Suite 200
St. Louis, Missouri  63141

                  Re:      Laser Vision Centers, Inc.
                           Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Laser Vision Centers, Inc., a Delaware corporation (hereinafter called the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 2,950,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), which will be held by certain individuals and entities pursuant to their exercise of rights granted to them under the Company's 1990 Incentive Stock Option Plan, 1990 Non-Qualified Stock Option Plan and 1994 Non-Qualified Warrant Plan (collectively, the "Plans"), and which may then be sold by them from time to time.

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's charter, by-laws and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies and the correctness of statements submitted to us by officers of the Company.

         Based solely on the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.




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Laser Vision Centers, Inc.
February 3, 1999
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         2.       The Shares, when issued in accordance with the terms of the
                  Plans, will be validly issued and outstanding, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to the filing of copies of this opinion with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the sale of Shares.


                                               Very truly yours,

                                      DANKENBRING, GREIMAN, OSTERHOLT
                                      & HOFFMANN, P.C.


                                      By: /s/ James R. Dankenbring
                                          --------------------------------
                                                James R. Dankenbring